SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                DATE OF REPORT (date of earliest event reported)

                                  JULY 25, 2001

                               Halliburton Company
             (Exact name of registrant as specified in its charter)

State or other                      Commission                IRS Employer
jurisdiction                        File Number               Identification
of incorporation                                              Number

Delaware                             1-3492                   No. 75-2677995

                               3600 Lincoln Plaza
                             500 North Akard Street
                            Dallas, Texas 75201-3391
                    (Address of principal executive offices)

                         Registrant's telephone number,
                       including area code - 214/978-2600






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         INFORMATION TO BE INCLUDED IN REPORT

Item 5.  Other Events

     The registrant may, at its option, report under this item any events, with respect to which information is not otherwise called for by this form, that the registrant deems of importance to security holders.

     On July 25, 2001 registrant issued a press release entitled "Halliburton Company Second Quarter Revenues and Earnings Continue to Soar" pertaining, among other things, to an announcement that registrant's 2001 second quarter net income was $382 million ($0.89 per diluted share). Net income from continuing operations was $143 million ($0.33 per diluted share), an increase of 175 percent compared to the prior year quarter. Revenues from continuing operations were $3.3 billion in the 2001 second quarter, an increase of 16 percent compared to the year ago quarter. Operating income of $272 million for the quarter represents an increase of 116 percent compared to the 2000 second quarter operating income of $126 million.

Item 7.  Financial Statements and Exhibits

     List below the financial statements, pro forma financial information and exhibits, if any, filed as part of this report.

         (c)      Exhibits.

                  Exhibit 20 - Press release dated July 25, 2001.







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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       HALLIBURTON COMPANY




Date:    July 25, 2001                 By: /s/ John M. Allen
                                          ----------------------------------
                                               John M. Allen
                                               Assistant General Counsel and
                                               Assistant Secretary











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                                  EXHIBIT INDEX



Exhibit                    Description

20                         Press Release Dated July 25, 2001

                           Incorporated by Reference












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